UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2005

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 10, 2005, Metavante Corporation, a wholly-owned subsidiary of Marshall & Ilsley Corporation (“M&I”), issued a press release announcing the signing of a definitive merger agreement to acquire Med-i-Bank, Inc.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release does not constitute an offer of any securities for sale.  M&I intends to file with the Securities and Exchange Commission a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the transaction described in this press release.  Investors and security holders are advised to read the proxy statement/prospectus when it becomes available, because it will contain important information regarding the proposed transaction.  Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by M&I at the Commission’s website at http:\\www.sec.gov or from M&I.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2005	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 10, 2005